UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): March 6, 2018

WestRock Company

(Exact name of registrant as specified in its charter)

Delaware	001-37484	47-3335141
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

1000 Abernathy Road, Atlanta, GA	30328
(Address of principal executive offices)	(Zip Code)

(770) 448-2193

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01. Entry into a Material Definitive Agreement

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 6, 2018, WestRock Company entered into a second supplemental indenture (the “Second Supplemental Indenture”) among the Company, WestRock MWV, LLC (“WRK MWV”), WestRock RKT Company (“WRK RKT” and, together with WRK MWV, the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), under which the Company issued $600,000,000 aggregate principal amount of 3.750% senior notes due 2025 (the “2025 Notes”) and $600,000,000 aggregate principal amount of 4.000% senior notes due 2028 (the “2028 Senior Notes and, together with the 2025 Notes, the “Notes”). The Second Supplemental Indenture supplements an indenture, dated August 24, 2017, among the Company, the Guarantors and the Trustee (the “Indenture”) that provides for the issuance from time to time of the Company’s unsecured debentures, notes and other evidences of indebtedness. A copy of the Second Supplemental Indenture is filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.

The Notes were offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from registration under the Securities Act. This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes.

The 2025 Notes will mature on March 15, 2025 and the 2028 Notes will mature on March 15, 2028. Interest on the Notes is payable semiannually in arrears on March 15 and September 15 of each year beginning September 15, 2018.

The Notes are the Company’s unsecured unsubordinated obligations, ranking equally with all of the Company’s other existing and future unsubordinated obligations. The Notes will be effectively subordinated to any of the Company’s existing and future secured obligations to the extent of the value of the assets securing such obligations.

The Guarantors have guaranteed the Company’s obligations under the Notes.

The Notes and the Indenture restrict the Company’s and its subsidiaries’ ability to, among other things, incur liens and engage in sale and leaseback transactions. These restrictions are subject to limitations and exceptions.

The Company may redeem the 2025 Notes and the 2028 Notes, in whole or in part, at any time at specified redemption prices, plus accrued and unpaid interest, if any. Upon the occurrence of a change in control triggering event (as defined in the Second Supplemental Indenture), the Company must offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest, if any.

The above description of the Second Supplemental Indenture and the Notes is qualified in its entirety by reference to the Indenture, the Second Supplemental Indenture and the Notes.

In connection with the offering of the Notes, the Company and the Guarantors entered into a registration rights agreement (the “Registration Agreement”), dated March 6, 2018, by and among the Company, the Guarantors and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA LLC, MUFG Securities Americas Inc., Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc. and SunTrust Robinson Humphrey, Inc., as representatives of the initial purchasers named therein. Under the Registration Agreement, the Company and the Guarantors have agreed to use their commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission (the “SEC”) with respect to a registered exchange offer to exchange each series of Notes for new notes with terms substantially identical in all material respect with the notes of such series, cause the exchange offer registration statement to be declared effective by the SEC under the Securities Act and consummate the exchange offer no later than September 1, 2019. A copy of the Registration Agreement is filed as Exhibit 4.2 to this Form 8-K and is incorporated herein by reference. The above description of the Registration Agreement is qualified in its entirety by reference to the Registration Agreement.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1	Second Supplemental Indenture, dated as of March 6, 2018, by and among WestRock Company, WestRock MWV LLC, WestRock RKT Company and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the $600 million aggregate principal amount of 3.750% senior notes due 2025 and $600 million aggregate principal amount of 4.000% senior notes due 2028 of WestRock Company.

4.2	Registration Rights Agreement, dated as of March 6, 2018, by and among WestRock Company, WestRock MWV LLC, WestRock RKT Company, and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA LLC, MUFG Securities Americas Inc., Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc. and SunTrust Robinson Humphrey, Inc., as representatives of the initial purchasers named therein, relating to the $600 million aggregate principal amount of 3.750% senior notes due 2025 and $600 million aggregate principal amount of 4.000% senior notes due 2028 of WestRock Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTROCK COMPANY
(Registrant)

Date: March 6, 2018	By:	/s/ Robert B. McIntosh
Robert B. McIntosh
Executive Vice-President, General Counsel and Secretary

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